SUBSIDIARY  OF THE REGISTRANT

1)   BRIDGE R&D, Inc.
      a California Corporation
     Wholly owned subsidiary of Bridge Technology, Inc.

      Address:
     1815 East Carnegie Avenue
     Santa Ana, California 92705

     Officers:
     John J. Harwer, President
     John T. Gauthier, Treasurer
     Denise Lafone, Secretary

     Directors:
     John J. Harwer
     John T. Gauthier
     Woody C. G. Wu

     Federal ID # 33-0762071

     Incorporated in California June 26, 1997.


2)   NEWCORP TECHNOLOGY, LTD., Tokyo, Japan,
      a Japan Corporation
      Wholly owned subsidiary of Bridge Technology, Inc.